EXHIBIT 107

Calculation of Filing Fee Table

S-1

(Form Type)

Comtech Telecommunications Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.10 per share, issuable upon exercise of warrants	457(c)	1,435,884	$3.20	$4,594,828.80	0.00014760	$678.20
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$4,594,828.80		$678.20
	Total Fees Previously Paid							—
	Total Fee Offsets							$678.20
	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Comtech Telecommunications Corp.	S-4	333-236840	March 2, 2020	—	$678.20	(3)	(3)	(3)	—
Fee Offset Sources	Comtech Telecommunications Corp.	S-4	333-236840	—	March 2, 2020						$18,400

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (as amended) (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions or pursuant to anti-dilution provisions of any of the securities.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high ($3.41) and low ($2.975) sale prices of the registrant’s common stock on July 10, 2024, as reported on The Nasdaq Stock Market LLC.
(3)	A filing fee of $18,400 was previously paid in connection with the registrant’s March 2, 2020 filing of a registration statement on Form S-4 (File No. 333-236840), which filing was subsequently withdrawn on October 15, 2020. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $678.20 currently due pursuant to this registration statement.